UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2006

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Material Events

On June 5, 2006, First Place Financial Corp., (First Place) issued a press release announcing that the shareholders of The Northern Savings & Loan Company, an Ohio-chartered savings association (Northern) approved the acquisition of Northern by First Place at Northern’s annual shareholder meeting. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The pending acquisition of Northern by First Place was publicly announced on January 27, 2006, when First Place, Northern and First Place Bank, a federal savings association entered into the Agreement and Plan of Merger. The consummation of the acquisition is subject to the approval of regulatory authorities and the satisfaction of other customary closing conditions. The acquisition of Northern is expected to be completed by June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	A press release announcing the approval by the shareholders of the Northern Savings & Loan Company of the acquisition of The Northern Savings & Loan Company by First Place Financial Corp. at the Northern Savings annual shareholders meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 5, 2006	By:	/s/ Paul S. Musgrove
Paul S. Musgrove Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	A press release announcing the approval by the shareholders of the Northern Savings & Loan Company of the acquisition of The Northern Savings & Loan Company by First Place Financial Corp. at the Northern Savings annual shareholders meeting.